Exhibit 99.1

Century Therapeutics Reports Second Quarter 2021 Financial Results and Business Updates

Continued Company investment across our iPSC platforms, programs and manufacturing

Lead program, CNTY-101, remains on track for IND filing in mid-2022

Recent IPO with net proceeds of approximately $221M

June 30, 2021 cash, cash equivalents, and marketable securities of $440M

PHILADELPHIA, August 12, 2021 - Century Therapeutics, (NASDAQ: IPSC), an innovative biotechnology company developing induced pluripotent stem cell (iPSC)-derived cell therapies in immuno-oncology, today reported financial results and business highlights for the second quarter ended June 30, 2021.

“With the proceeds raised from our IPO in June, we are well positioned to advance our lead candidate CNTY-101 toward clinical development, targeting IND filing in mid-2022,” said Lalo Flores, Chief Executive Officer, Century Therapeutics. “We continue our investment in our iPSC platforms and are pleased with the progress achieved in developing iPSC-derived cell product candidates for the treatment of cancers with high unmet clinical need. We look forward to providing scientific updates on our programs and platform in the second half of 2021.”

Recent Highlights

•	Raised $221 million in public offering of common stock: In June 2021, the company announced a public offering of 10,550,000 shares of its common stock at a price of $20 per share. The underwriters also exercised their option to purchase an additional 1,582,500 shares of common stock for total offering net proceeds of $221 million.

•	Expanded our Board of Directors: The Company appointed pharmaceutical industry veterans Alessandro Riva, M.D. and Kimberly Blackwell, M.D., as new Independent Directors.

•	Continued manufacturing and technical operations investment: Our US manufacturing facility is expected to be operational by end of 2021.

Second Quarter 2021 Financial Results

•	Cash Position: Cash, cash equivalents and marketable securities were $440.0 million as of June 30, 2021, as compared to $246.1 million as of March 31, 2021. This includes $221.2 million in net proceeds from the company’s public offering in June 2021.

•	Research and Development (R&D) expenses: R&D expenses were $18.9 million for the three months ended June 30, 2021, compared to $8.5 million for the same period in 2020.

•	General and Administrative (G&A) expenses: G&A expenses were $4.1 million for the three months ended June 30, 2021, compared to $2.3 million for the same period in 2020.

•	Net loss: Net loss was $23.3 million for the three months ended June 30, 2021, compared to $15.3 million for the same period in 2020.

About Century Therapeutics

Century Therapeutics (NASDAQ: IPSC) is harnessing the power of adult stem cells to develop curative cell therapy products for cancer that we believe will allow us to overcome the limitations of first-generation cell therapies. Our genetically engineered, iPSC-derived iNK and iT cell product candidates are designed to specifically target hematologic and solid tumor cancers. We are leveraging our expertise in cellular reprogramming, genetic engineering, and manufacturing to develop therapies with the potential to overcome many of the challenges inherent to cell therapy and provide a significant advantage over existing cell therapy technologies. We believe our commitment to developing off-the-shelf cell therapies will expand patient access and provide an unparalleled opportunity to advance the course of cancer care. For more information on Century Therapeutics please visit https://www.centurytx.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of, and made pursuant to the safe harbor provisions of, The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our cash and financial resources, our clinical development plans, and the development of our U.S. manufacturing facility are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this presentation are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control, including, among others: our ability to successfully advance our current and future product candidates through development activities, preclinical studies, and clinical trials; our reliance on the maintenance of certain key collaborative relationships for the manufacturing and development of our product candidates; the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates; the impact of the COVID-19 pandemic on our business and operations; the performance of third parties in connection with the development of our product candidates, including third parties conducting our future clinical trials as well as third-party suppliers and manufacturers; our ability to successfully commercialize our product candidates and develop sales and marketing capabilities, if our product candidates are approved; and our ability to maintain and successfully enforce adequate intellectual property protection. These and other risks and uncertainties are described more fully in the “Risk Factors” section of our most recent filings with the Securities and Exchange Commission and available at www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact:

Investor.relations@centurytx.com

267.857.1080

Media Contact:

media@centurytx.com

CENTURY THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2021	December 31,
	(unaudited)	2020
Assets

Current assets
Cash and cash equivalents	$272,277	$27,211
Short-term investments	125,290	48,542
Escrow deposits, current	419	783
Prepaid expenses and other current assets	4,625	2,261
Total current assets	402,611	78,797

Property and equipment, net	34,462	15,385
Operating lease right-of-use assets	12,251	9,392
Restricted cash	2,235	517
Escrow deposits, non-current	555	723
Long-term investments	42,474	1,053
Security deposits	1,042	909
Total assets	$495,630	$106,776

Liabilities, convertible preferred stock, and stockholders’ equity (deficit)

Current liabilities
Accounts payable	$13,427	$8,082
Accrued expenses and other liabilities	6,832	4,030
Deposit liability	966	—
Total current liabilities	21,225	12,112

Operating lease liability, long term	14,752	11,679
Deposit liability, non-current	2,268	—
Long-term debt, net	9,788	9,636
Total liabilities	48,033	33,427

Commitments and contingencies
Non-cumulative convertible preferred stock, Series A, $ 0.0001 par value, 0 and 35,000,000 shares authorized, issued and outstanding at June 30, 2021 and December 31, 2020, respectively	—	34,922
Non-cumulative convertible preferred stock, Series B, $ 0.0001 par value, 0 and 26,143,790 shares authorized, issued and outstanding at June 30, 2021 and December 31, 2020, respectively	—	144,839
Stockholders' equity (deficit):
Preferred stock, $ 0.0001 par value, 10,000,000 and 0 shares authorized at June 30, 2021 and December 31, 2020, respectively, and 0 shares issued and outstanding	—	—
Common stock, $0.0001 par value, 300,000,000 and 125,236,190 shares authorized; 54,404,091 and 7,481,861 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	5	1
Additional paid-in capital	781,558	217,832
Subscription receivable	—	(31,900)
Accumulated deficit	(333,963)	(292,342)
Accumulated other comprehensive loss	(3)	(3)
Total stockholders’ equity (deficit)	447,597	(106,412)
Total liabilities and stockholders’ equity (deficit)	$495,630	$106,776

CENTURY THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Operating expenses
Research and development	$18,933	$8,484	$34,307	$16,427
General and administrative	4,088	2,310	6,776	4,360
Write off of in-process research and development asset	-	4,722	-	4,722
Total operating expenses	23,021	15,516	41,083	25,509

Loss from operations	(23,021)	(15,516)	(41,083)	(25,509)

Interest expense	(318)	—	(632)	—
Other income, net	66	215	94	535
Net loss	$(23,273)	$(15,301)	$(41,621)	$(24,974)

Net loss per common share Basic and Diluted	(1.93)	(2.05)	(4.26)	(3.34)
Weighted average common shares outstanding Basic and Diluted	12,044,610	7,481,861	9,775,840	7,481,861
Other comprehensive loss
Net loss	$(23,273)	$(15,301)	$(41,621)	$(24,974)
Unrealized gain on short-term investments	32	97	5	124
Foreign currency translation adjustment	(9)	—	(5)	—
Comprehensive loss	$(23,250)	$(15,204)	$(41,621)	$(24,850)